Exhibit 23.2
                                                     ------------



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
            -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 1996 included in the UAL Corporation Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement on Form S-8.


                                   /s/ Arthur Andersen LLP

                                   Arthur Andersen LLP




Chicago, Illinois
May 1, 1996